Exhibit 4.1

NUMBER		SHARES
	**		**

GLOBAL CERTIFICATE	CUSIP 95790D 105

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Western Asset Mortgage Capital Corporation

(the “Corporation”)

Par Value $0.01 COMMON STOCK

See Reverse for
Certain Definitions

This is to Certify that                                                                                                                                            is the registered holder of                                                                                                                                            fully paid and non-assessable common shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or duly authorized Attorney upon surrender of this Certificate duly endorsed. ,

COUNTERSIGNED AND REGISTERED:
Witness, the facsimile signatures of the Company’s duly authorized officers.	AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)

TRANSFER AGENT
AND REGISTRAR

BY:

Dated	AUTHORIZED SIGNATURE

SECRETARY	PRESIDENT

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The shares of any class or series of the Corporation’s stock (the “Capital Stock”) represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer (as each such capitalized term is defined in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”)) for the purpose of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Certificate of Incorporation, (i) no Person (as defined in the Certificate of Incorporation) may Beneficially Own or Constructively Own shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Common Stock unless such Person is an Excepted Holder (as defined in the Certificate of Incorporation), in which case the Excepted Holder Limit (as defined in the Certificate of Incorporation) shall be applicable; (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock, unless such Person is an Excepted Holder, in which case the Excepted Holder Limit shall be applicable; (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) any Transfer of Capital Stock that, if effective, would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock. Any Person who Beneficially Owns or Constructively Owns, or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the above restrictions on Beneficial Ownership, Constructive Ownership or Transfer described in (i) through (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitation will be automatically transferred to a Trust (as defined in the Certificate of Incorporation) for the benefit of one or more Charitable Beneficiaries (as defined in the Certificate of Incorporation). In addition, the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock; provided, however, that any Transfer or attempted Transfer or other event in violation of the above restrictions on Beneficial Ownership, Constructive Ownership and Transfer shall automatically result in the above transfer to the Trust and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.  The Board of Directors may, pursuant to Section 8.2.8 of the Certificate of Incorporation, increase or decrease the percentage of Common Stock or Capital Stock that a person may Beneficially Own or Constructively Own.

A copy of the Certificate of Incorporation, including the above restrictions on Beneficial Ownership, Constructive Ownership and Transfer, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- Custodian
		(Minor)	(Cust)
TEN ENT	- as tenants by the entireties	Under Uniform Gifts to Minors Act
(State)
JT TEN	-as joint tenants with the right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list

For value received                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

                                                                                                                                                  Shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                      Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated
In presence of